SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
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                              Columbia Energy Group
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE


                                                                       CONTACTS:
                                     Media
                                     -----
                                     NiSource - Sally A. Anderson (219) 647-6203
                                     Columbia - R.A. Rankin, Jr. (703) 561-6044
                                     Investor Relations
                                     ------------------
                                     NiSource - Dennis Senchak (219) 647-6085
                                     Columbia - Thomas L. Hughes (703) 561-6001

OHIO COMMISSION SUPPORTS NISOURCE/COLUMBIA ENERGY GROUP MERGER

         MERRILLVILLE, Ind. and HERNDON, Va. (May 2, 2000) -- NiSource Inc. and Columbia Energy Group announced that the Public Utilities Commission of Ohio
(PUCO) today authorized a letter to the U.S. Securities and Exchange Commission
(SEC) stating that the NiSource/Columbia Energy Group merger would have no impact on its ability to protect the interests of Columbia Gas of Ohio ratepayers.

         The PUCO letter also said it would continue to exercise jurisdiction over the regulated activities of Columbia Gas of Ohio, a natural gas distribution subsidiary of Columbia Energy Group, following the companies' proposed merger.

         Today's decision moves the NiSource/Columbia merger a step closer to the expected completion of the transaction later this year. The commission's staff and Columbia Gas of Ohio regulatory staff negotiated a number of commitments by the utility, Columbia Energy Group and NiSource, which furnished the basis of the commission action. Columbia Gas of Ohio is the largest natural gas utility in the state with more than 1.3 million customers in 64 of Ohio's 88 counties. Still pending are actions by several state public utility commissions and federal agencies, as well as shareholder votes on the merger.

         "We appreciate the Ohio commission's timely action and consideration in addressing the merger," said Gary L. Neale, NiSource chairman, president and CEO and Oliver G. Richard III, Columbia Energy Group chairman, president and CEO, in a joint statement. "Consumer service and value delivery have and will continue to be major goals of the Columbia Gas distribution business."

         "Columbia Energy Group and NiSource are proud of the record of excellence in customer service that has been established by Columbia Gas of Ohio," the Ohio utility stated in a commitment letter submitted to the PUCO. The letter also said the merging companies are committed to continuation of Columbia Gas of Ohio's robust Customer Choice(SM) program and its collaborative process in working with the Commission on evolving issues in a competitive gas market.

                                    --more--

                            Ohio Commission Supports NiSource/Columbia Merger--2


         In the letter, Columbia Gas of Ohio, acting on its own behalf and that of the merging companies, committed to the following:

     o Its headquarters will remain at its present location in Columbus, Ohio;

     o The merging companies do not anticipate any material impact on Columbia Gas of Ohio employment levels.

     o The PUCO and its staff will have access to the books and records of Columbia Gas of Ohio and other affiliates when relevant to the rates and services of Columbia Gas of Ohio;

     o    The  proposed  merger  leaves in place the  Columbia  Gas of Ohio rate
          freeze  until  October  2004  that  was  negotiated   earlier  with  a
          regulatory collaborative and adopted by the PUCO.

         The NiSource/Columbia Energy Group merger, announced February 28, will result in a combined company serving more than 4.1 million customers primarily located in nine states. Its operations will span the high-growth energy consumption corridor stretching from the Gulf of Mexico to New England, creating the largest natural gas distributor east of the Rocky Mountains.

         NiSource Inc. (NYSE:NI) is a holding company with headquarters in Merrillville, Ind., whose primary business is the distribution of electricity, natural gas and water in the Midwest and Northeastern United States. The company also markets utility services and customer-focused resource solutions along a corridor from Texas to Maine. More information about the company is available on the Internet at www.nisource.com.

         Columbia Energy Group (NYSE: CG), based in Herndon, Va., is one of the nation's leading energy services companies, with assets of approximately $7 billion. Its operating companies engage in virtually all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as retail energy marketing, propane and petroleum product sales, and electric power generation. More information about Columbia is available on the Internet at www.columbiaenergygroup.com.

         This release contains certain forward-looking statements within the meaning of the federal securities laws; these forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the companies' ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the Federal and State regulators. Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the two companies' service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release.



                                    --more--

                            Ohio Commission Supports NiSource/Columbia Merger--3


         In addition to other documents filed with the Securities and Exchange Commission by the two companies, NiSource and the new holding company have filed a registration statement, which contains a joint proxy statement/prospectus for NiSource and Columbia Energy. The final joint proxy statement/prospectus, dated April 24, 2000, is available and has been distributed to the companies' shareholders. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, from NiSource Investor Relations at 801 East 86th Avenue, Merrillville, Indiana 46410 or at its web site, www.nisource.com, or from Columbia Investor Relations at 13880 Dulles Corner Lane, Herndon, Virginia 20171 or at its web site, www.columbiaenergygroup.com.

         Information concerning the identity of the participants in the solicitation of proxies by the NiSource Inc. and Columbia Energy Group boards of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of NiSource Inc. or the Secretary of Columbia Energy Group, as the case may be, at the addresses listed above.